 QuickLinks -- Click here to rapidly navigate through this document

    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our reports dated January 21, 2000, included in this Form 10-K into the Company's previously filed Registration Statement No. 333-92341 on Form S-8.

                      ARTHUR ANDERSEN LLP

Portland, Oregon,
March 30, 2000

QuickLinks

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS